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Exhibit 10(c). Addendum to Change In Control Program For The Chairman Of The
Board

                                   ADDENDUM TO
             CHANGE IN CONTROL PROGRAM FOR THE CHAIRMAN OF THE BOARD

         Admiralty Bank has implemented a Change in Control Program for the Chairman of the Board (the "Chairman") of Admiralty Bank that will take effect in the event of a Change in Control as defined in the Program. For the purposes of this Addendum, all capitalized terms herein shall have the same meaning as the defined terms in the Program. In addition to the current provisions of the Program, the following shall be included in the Program:

         MEDICAL INSURANCE BENEFITS:

         If a Qualifying Event occurs during the Program Period, Admiralty Bank will pay to the Chairman and/or the Chairman's current spouse (as of the date hereof) medical insurance benefits consistent with the current medical insurance benefits currently provided to the Chairman and his current spouse. Such medical insurance benefits shall be paid to the Chairman and his current spouse until their death.

         In all other respects, the Program remains the same and in full force and effect as previously adopted.